Exhibit 23

621 SEVENTEENTH STREET	SUITE 1550	FAX (303) 623-4258 DENVER, COLORADO 80293

TELEPHONE (303) 623-9147

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated March 20, 2013, as Exhibit 99.1 to the PrimeEnergy Corporation annual report on Form 10-K for the year ended December 31, 2012 and to any reference made to us on that form 10-K.

Very Truly Yours,

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado

March 26, 2013

1100 LOUISIANA, SUITE 3800 HOUSTON, TEXAS 77002-5218 TEL (713) 651-9191	FAX (713) 651-0849
530 8TH AVENUE, S.W., SUITE 1200 CALGARY, ALBERTA T2P 3S8 TEL (403) 262-2799	FAX (403) 262-2790